UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2020

FELLAZO CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-208237	30-0840869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, Wisma Huazong, Lot 15285, 0.7 km Lebuhraya Sungei Besi Seri Kembangan, Selangor Darul Ehsan, Malaysia	43300
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +603 89638 5638

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 Other Events

Item 8.01 Other Events

On December 8, 2020, Fellazo Corp. (the “Company”) signed a Memorandum of Understanding (MOU) with PT Hyppe Technologi Indonesia (Hyppe). The MOU calls for the Company to purchase twenty percent (20%) of the shares of Hyppe in exchange for the issuance of 22,566,000 shares of common stock of the Company. The MOU is subject to a definitive stock exchange agreement to be signed within three (3) months of the date of the MOU. The MOU is attached as an Exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Memorandum of Understanding by and amount the Company PT Hyppe Technologi Indonesia (Hyppe) dated December 8, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELLAZO CORP.

/s/ Yap Kit Chuan
Yap Kit Chuan
President

Date: December 14, 2020

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